Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Board of Directors

Sigma Labs, Inc.

Santa Fe, New Mexico

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sigma Labs, Inc. of our report dated March 31, 2017, relating to the financial statements of Sigma Labs, Inc. as of and for the years ended December 31, 2016 and 2015, included in the Annual Report on Form 10-K of Sigma Labs, Inc. for the year ended December 31, 2016.

/s/ PRITCHETT, SILER & HARDY, P.C.

PRITCHETT, SILER & HARDY, P.C.

Farmington, Utah

December 27, 2017